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                                                                    EXHIBIT 11.1



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------------
                                                        2005             2004
                                                      ---------        ---------
Net Income                                                4,373            2,971
Weighted average common shares - basic                4,941,990        4,941,990
Effect of dilutive securities:                          672,950          613,235
  Stock options
                                                      ---------        ---------
Weighted average common shares -diluted               5,614,940        5,555,225
                                                      ---------        ---------
Basic Earnings Per Share                              $    0.88        $    0.60
                                                      ---------        ---------
Diluted Earnings per Share                            $    0.78        $    0.53
                                                      ---------        ---------